UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on December 20, 2017, a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. (the “Company”) entered into a purchase agreement on December 19, 2017 to acquire 146 industrial properties with an aggregate of 22 million square feet (the “Portfolio”) from Cabot Industrial Value Fund IV, L.P. and Cabot Industrial Value Fund IV Manager, Limited Partnership, each a third-party (collectively, the “Seller”). On March 9, 2018, the Company completed the acquisition of fee simple interests in the Portfolio from the Seller for a purchase price of approximately $1.8 billion, excluding closing costs.

The acquisition of the Portfolio was funded through a combination of a $1.1 billion mortgage secured by the Portfolio, a $200 million mezzanine loan secured by equity interests in the Portfolio and available cash. Certain terms of the mortgage loan and mezzanine loan are described in the table below.

Borrowing	Interest Rate	Maturity Dates	Principal Balance	Amortization Period	Prepayment Provisions
Mortgage Loan	4.10%	April 5, 2025	$1,100,000,000	Interest Only	Yield Maintenance
Mezzanine Loan	5.85%	April 5, 2025	$200,000,000	Interest Only	Yield Maintenance[1]

(1)	The yield maintenance provision only applies during the first 24 months of the loan term. After such time, the Company is allowed to prepay the loan without penalty.

As part of the acquisition, the Company has engaged the Seller’s sponsor to provide certain services for the Portfolio for a fee equal to 18 basis points per year of the acquisition price of the then-remaining Portfolio (subject to increase to up to 25 basis points per year depending on services provided). Additionally, the Seller will receive a promote from the Portfolio equal to 12.5% of profits above an 11% annualized return to the Company and 18.5% of profits above a 15% annualized return to the Company (subject to reduction if the fees are increased as described above).

Item 8.01. Other Items.

A press release announcing the closing of the Company’s acquisition of the Portfolio is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the Portfolio will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for the Portfolio will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibit.

Exhibit No.	Description

99.1	Press Release of Blackstone Real Estate Income Trust, Inc. dated March 12, 2018.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-213043) and in the Company’s annual report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: March 12, 2018

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary